UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 29, 2025, AXT, Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Northland Securities, Inc., as representative of the underwriters named therein (the “Underwriters”) related to the offer and sale of shares of the Company’s common stock (the “Offering”). The Underwriting Agreement provides for the offer and sale by the Company, and the purchase by the Underwriters, of 7,098,492 shares of the Company’s common stock (the “Base Shares”) at a price to the public of $12.25 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,064,773 additional shares of common stock (the “Option Shares” and, together with the Base Shares, the “Shares”) at the public offering price. The Offering is anticipated to close on December 30, 2025 (the “Closing Date”) subject to customary closing conditions. The gross proceeds to the Company from the Offering for the Base Shares are expected to be approximately $87 million, before deducting the underwriters’ fees and other offering expenses payable by the Company. If the Option Shares are fully exercised, the Company expects to receive aggregate gross proceeds of approximately $100 million, before deducting underwriting discounts and commissions and other offering expenses.

Northland Securities, Inc. is acting as sole bookrunner for the Offering. Wedbush Securities Inc. and Craig-Hallum Capital Group LLC are acting as co-managers for the Offering.

The Company intends to use the net proceeds from the Offering to financially support its subsidiary Beijing Tongmei Xtal Technology Co., Ltd. in its efforts to increase its capacity to produce indium phosphide substrates for export worldwide, for research and development of new or improved products, and for working capital and for general corporate purposes. Pending the proceeds use, the Company will retain broad discretion over the use of the net proceeds from the issuance or sale of its securities.

The Underwriting Agreement contains representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Shares are being sold pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-291378) which became effective on November 27, 2025, with the Securities and Exchange Commission pursuant to Section 8(a) of the Securities Act and a related base prospectus and prospectus supplement dated December 29, 2025 and filed with the Commission on December 29, 2025 (the “Prospectus Supplement”).

Lock-Up Agreement

Each of the Company’s executive officers and directors have entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each have agreed, subject to certain exceptions set forth therein, not to dispose of or hedge any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock during the period from the date of the Lock-Up Agreement continuing through the close of business sixty (60) days after the date of the Prospectus Supplement.

The foregoing descriptions of the Underwriting Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by the full texts of the Underwriting Agreement and the form of the Lock-Up Agreement, copies of which are attached hereto as Exhibit 1.01 and Exhibit 10.1, respectively, and are incorporated by reference herein.

A copy of the legal opinion issued by the Company’s legal counsel relating to certain legal matters in connection with the offering and the validity of the securities offered by the Prospectus Supplement is filed as Exhibit 5.1 to this Current Report and incorporated by reference into the Registration Statement (No. 333-291378).

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

Press Release

The Company issued a press release announcing the pricing of the Offering on December 29,2025. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Exercise of Over-Allotment Option

On December 29, 2025, the Underwriters exercised the over-allotment option in full, pursuant to the Underwriting Agreement to purchase an additional 1,064,773 shares of the Company’s common stock at the public offering price of $12.25 per share, less underwriting discounts and commissions.

As a result of the exercise of the over-allotment option, the Company anticipates it will receive an additional gross proceeds of $13,043,469.25 for the 1,064,773 shares of common stock, before underwriting discounts, commissions, and offering expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated December 29, 2025, between Northland Securities, Inc. and AXT, Inc.
5.1	Legal Opinion of Lewis Brisbois Bisgaard & Smith LLP
10.1	Form of Lock Up Agreement
23.1	Consent of Lewis Brisbois Bisgaard & Smith LLP (Contained in Exhibit 5.1)
99.1	Press release dated December 29, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

	By:	/s/ Gary L. Fischer
Date: December 29, 2025		Gary L. Fischer
Chief Financial Officer and Corporate Secretary

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